EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Avaya Holdings Corp. of our reports dated December 21, 2018 relating to the financial statements which appear in Avaya Holdings Corp.’s Annual Report on Form 10‑K for the year ended September 30, 2018.
/s/ PricewaterhouseCoopers LLP
San Jose, California
November 15, 2019